1998 SECOND AMENDMENT TO THE FOURTH AMENDED AND RESTATED
                 LOAN AND SECURITY AGREEMENT AND OTHER DOCUMENTS


     THIS 1998 SECOND AMENDMENT TO THE FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND OTHER DOCUMENTS (this "1998 Second Amendment") is made as of this 2nd day of June, 1998 between MARTIN COLOR-FI, INC., a South Carolina corporation for itself and as successor by merger to Custom Colorants, Inc. and Palmetto Spinning Corp. ("MCF"), STAR FIBERS CORP., a South Carolina special purpose corporation ("Star Fibers") and BUCHANAN INDUSTRIES, INC., a South Carolina corporation ("BI") (MCF, Star Fibers and BI are individually or collectively, as the context requires, referred to as "Borrower" or "Borrowers") and NATIONSBANK, N.A. ("Bank").

                               Factual Background

     A. Bank has extended to Borrowers various loans and credit facilities (collectively, the "Loans") pursuant to the following (collectively, as amended, restated or modified, the "Loan Agreement"): that certain Loan and Security
Agreement dated as of July 14, 1994 by and among Borrowers and Bank, as subsequently amended, modified and restated, including pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 9, 1995 by and among Borrowers and Bank, that certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 1996 by and among Borrowers and Bank, that certain Third Amended and Restated Loan and Security Agreement dated as of March 27, 1997 by and among Borrowers and Bank and that certain Fourth Amended and Restated Loan Agreement dated as of September 30, 1997 by and among Borrowers and Bank.

     B. The Loans and all other Obligations (as such term is defined in the Loan Agreement) of Borrowers to Bank are secured inter alia by a perfected first priority lien on all real and personal property of the Borrowers pursuant to various instruments and documents (collectively,as amended and modified, the "Security Documents"), including, but not limited to (i) that certain Mortgage and Security Agreement dated as of July 14, 1994 executed by Borrowers in favor of Bank recorded with the Register of Mesne Conveyances of Sumter County, South Carolina in Volume 605 at Page 1329; (ii) that certain Mortgage and Security Agreement dated July 14, 1994 executed by Borrowers in favor of Bank recorded with the Clerk of Court of Edgefield County in Record Book 473 at Page 135;
(iii) that certain Mortgage and Security Agreement dated July 14, 1994 executed by Borrowers in favor of Bank recorded with the Clerk of Court of Edgefield County in Record Book 473 at Page 136; (iv) that certain Mortgage and Security Agreement dated July 14, 1994 executed by Borrowers in favor of Bank and recorded with the Clerk of Court of Laurens County, South Carolina in Book 426 at Page 1; (v) that certain Mortgage and Security Agreement dated July 14, 1994 executed by Borrowers in favor of Bank and recorded with Elkhart County, Indiana at 94 018451; (vi) that certain Security Deed, Security Agreement and Assignment of Leases dated July 14, 1994 executed by Borrowers in favor of Bank and recorded in Whitfield County, Georgia in Book 2530 at Page 062; (vii) that certain Security Deed, Security Agreement and Assignment of Leases dated August 9, 1995 executed by Borrowers in favor of Bank and recorded in Whitfield County in Book 2642 at Page 166; (viii) that certain Assignment of Leases dated July 14, 1994 executed by Star Fibers in favor of Bank and recorded with the Clerk of Court of Edgefield County in Book 395 at Page 149; (ix) that certain Security Agreement dated July 14, 1994 executed by MCF in favor of Bank; (x) that certain Security Agreement dated July 14, 1994 executed by Star Fibers in favor of Bank;
(xi) that certain Security Agreement dated July 14, 1994 executed by BI in favor of Bank; and (xii) that certain Assignment of Contracts executed by Borrowers in favor of Bank dated July 14, 1994.

     C. The Loan Agreement and the Security Documents previously were amended pursuant to that certain 1998 Amendment to Fourth Amended and Restated Loan Agreement and Other Documents dated as of March 4, 1998 by and between Borrower and Bank.


        THIS AMENDMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE UNIFORM
       ARBITRATION ACT, SECTION 15-48-10, ET. SEQ., CODE OF LAWS OF SOUTH
                           CAROLINA 1976 AS AMENDED.

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     D. Bank,  at  Borrower's  request,  previously  extended  to  Borrowers  an overline to the Revolving Credit Loan (as such term is defined in the Loan Agreement) in the original principal amount of $2,500,000 evidenced by an Overline Promissory Note dated as of March 4, 1998. Bank, at Borrowers' request, has agreed to extend to Borrowers a renewal of, and an increase to, an overline (the "Overline") to the Revolving Credit Loan. The Overline shall be in the maximum principal amount of $4,000,000 and shall be evidenced by a Renewal Overline Promissory Note (as amended or modified, the "Overline Note") dated of even date, executed and delivered by Borrowers to Bank. Borrowers further have requested, and Bank has agreed under the terms of this 1998 Second Amendment, to waive the Events of Default which may arise by virtue of Borrowers failure to timely and fully make the principal installments due under the Term Loan and the 1997 Term Loans (as such terms are defined in the Loan Agreement) for the months of May 1998, June 1998 and July 1998.

     E. As a condition to Bank's agreement to renew and extend the Overline and to waive the Event of Default which has occurred by virtue of Borrower's failure to make the payments required under the Term Loan and the 1997 Term Loan, Bank is requiring the following: (i) interest on each of the Loans shall accrue at a floating rate per annum equal to Bank's prime rate plus 0.50%; (ii) Borrowers shall not present, and Bank shall not honor, "overdrafts" presented against any of Borrowers' accounts from and after June 30, 1998; (iii) Borrowers shall not make any payments due to William Fred Davis, Jr., Mary Brown Davis, Natalie Lynn Davis, William Fred Davis, Jr., as custodian for Shelly Leigh Davis, a minor (collectively, the "Davis'") under any obligations owed by MCF or any of the other Borrowers to the Davis'; (iv) Borrowers shall submit to Bank a detailed cash budget for each week during the term of the Overline, in form and content acceptable to Bank; (v) the chief financial officer of each of the Borrowers' must certify to Bank that all federal, state and local taxes have been paid and are current; (vi) Bank shall conduct lien searches and an asset based field exam, the results of such searches and exams to be acceptable to Bank; and (vii) Borrowers must provide notification to Bank prior to a "bulk sale" of Borrowers' inventory.

     F. Borrowers and Bank now desire to execute this 1998 Second Amendment to modify and amend the provisions of the Loan Agreement and the Security Documents in the manner hereinafter set forth, with the specific understanding and agreement that, except as herein modified and amended, the terms and provisions of the Loan Agreement, the Security Documents and all documents related thereto shall remain unchanged and continue in full force and effect as therein written.

     G. All capitalized terms used, but not defined, in this 1998 Second Amendment shall have the meaning ascribed to such term in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing, to induce the Bank to extend the maturity date of the Overline and to increase the availability for borrowing thereunder and to waive the Events of Default with respect to the Term Loan and the 1997 Term Loan for the failure to make the May, 1998, June, 1998 and July, 1998 payments, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     A. All terms, conditions and provisions of the Factual Background are incorporated in, and shall be a part of, the agreement between Borrowers and Bank.

     B. The Borrowers specifically agree that the Overline shall be subject to and governed by the Loan Agreement.

     C. Simultaneously with the execution of this 1998 Second Amendment and as a condition precedent to Bank's obligations hereunder, Borrowers must execute and deliver to Bank the following promissory notes, each dated as of June 2, 1998 which are renewals to and/or amendments and restatements of the existing Notes and shall be included in the definition of the term "Notes" as it appears in the Loan Agreement and the Security Documents: (i) a Fourth Amended and Restated Revolving Credit Promissory Note in the principal amount of $30,000,000; (ii) a Third Amended and Restated Term Loan Promissory Note in the principal amount of $20,471,030.25; (iii) an Amended and Restated 1997 Term Loan Promissory Note in the principal amount of $4,461,111.12; and (iv) a Renewal Overline Promissory
Note in the principal amount of $4,000,000.

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




     D. The Loan Agreement is hereby amended as follows:

     (i) By including the following provision at the end of the definition of the term "Collateral Certificate" appearing in Section 1.1:

          ; provided, during the period of time in which the Overline is available to Borrowers, the term "Collateral Certificate" shall also include the Overline Collateral Certificate, in the form established by Bank, as may be amended from time to time;

     (ii) By deleting the definition of the term "Loan" or "Loans"  appearing in
          Section 1.1 and substituting in lieu thereof the following:

          "Loan" or "Loans" shall mean the individual or collective reference, as the context requires, to the Revolving Credit, the Overline, the Term Loan and the 1997 Term Loan.

     (iii)By including the following provision at the end of the definition of the term "Monthly Borrowing Base Certificate" appearing in Section 1.1:

          ; provided, during the period of time in which the Overline is available to Borrowers, the term "Monthly Borrowing Base Certificate" shall also include the Overline Monthly Borrowing Base Certificate, in the form established by Bank, as may be amended from time to time;

     (iv) By deleting the  definition  of the term "Notes"  appearing in Section
          1.1 and substituting in lieu thereof the following:

          "Note" or "Notes" shall mean the individual or collective reference, as the context requires, to the Revolving Credit Note, the Overline Note, the Term Note, the 1997 Term Note and any other notes as may be outstanding from time to time, under this Agreement, which are properly executed, completed and delivered to Bank, as the same may be amended from time to time and all other notes delivered in substitution, addition or exchange for any thereof.

     (v) By inserting the following definitions in Section 1.1 after the term "Obligations":

          "Overline" shall mean the Overline to the Revolving Credit Loan in the original maximum principal amount of $2,500,000 as renewed and increased to a maximum principal amount of $4,000,000 pursuant to the terms of and as more particularly set forth in Article 2A of this Agreement.

          "Overline Documents" shall mean and refer to, collectively, all those certain documents and instruments executed in connection with the Overline, including this Agreement, the Overline Note, the Mortgages, the Security Agreements, the Assignment of Leases, the Assignment of Contracts, the Financing Statements and any other documents executed in connection with the Overline as such documents and instruments may be amended, substituted or renewed from time to time.

          "Overline Note" shall mean and refer to that certain Overline Promissory Note in the original principal amount of $2,500,000 as renewed and increased pursuant to that certain Renewal Overline Promissory Note in the original principal amount of up to $4,000,000 dated as of June 2, 1998 executed and delivered by Borrowers to Bank, as the same may be amended, renewed or substituted from time to time.


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



     (vi) By deleting in its  entirety  the  remainder of the portion of Section
          2.5 commencing with the words "provided, however" and substituting in lieu thereof the following:

          provided, however, that the aggregate principal amount outstanding under the Revolving Credit Loan and the Overline supported by Borrowers' and any Approved Subsidiaries' Eligible Inventory shall not exceed, at any one time (i) except as provided in (ii) below, 55% of the total principal amount outstanding under the Revolving Credit Loan; and (ii) during the period of time commencing on December 31, 1997 and ending on October 2, 1998, sixty-five percent (65%) of the total principal outstanding under the Revolving Credit Loan and the Overline. The availability under the Revolving Credit Loan and the Overline for each week shall be determined by the then-current Collateral Certificate delivered in accordance with Section 7.1(k) of this Agreement.

     (vii)By deleting the existing Section 2A. and substituting in lieu thereof:

          2A. OVERLINE.

          2.1.A. General Terms. During the period of time commencing on June 2, 1998 and ending on October 2, 1998 and subject to the terms of this Agreement, Bank will lend, on a revolving credit basis, to Borrowers and Borrowers will borrow from Bank such sums as Borrowers may from time to time request but which will not exceed an aggregate principal amount outstanding at any one time, equal to the lesser of (a) the amount available to be outstanding in accordance with the margin requirements stated in Section 2.4.A. hereof, or (b) Four Million and No/100 Dollars ($4,000,000). The proceeds of the Overline shall be used for the same purposes as the proceeds of the Revolving Credit Loan, and the proceeds of the Overline will be made available to Borrowers only during such time that no availability exists under the Revolving Credit Loan. Borrower will be required to make repayments of principal outstanding under the Overline immediately and as and when necessary to comply with the margin requirements stated in Section 2.4.A., or upon demand by Bank in connection with an acceleration of the Overline, or immediately upon the termination of Article 2A of this Agreement in accordance with Section 2.6.A. of this Agreement.

          2.2.A. Disbursements of the Overline. Disbursements of principal under the Overline may be made on any Business Day, provided that, in addition to all other terms of this Agreement: (A) Borrowers shall have delivered to Bank oral or written notice in form and content acceptable to Bank no later than 11:00 a.m. (Columbia, South Carolina time) on the proposed funding date, which notice shall specify the proposed funding day, the amount requested and contain other information required by Bank; (B) Borrowers and any Approved
          Subsidiary shall have delivered to Bank an executed, properly completed then current Monthly Borrowing Base Certificate and Collateral Certificate with respect to the Overline, with the then current Collateral Certificate with respect to the Overline governing the availability under the Overline for the period of time until receipt by Bank of the next Collateral Certificate with respect to the Overline; (C) no Event of Default or Default Condition has occurred; and (D) no availability under the Revolving Credit Loan exists. Each delivery of an executed and properly completed Monthly Borrowing Base Certificate and Collateral Certificate with respect to the Overline shall constitute a representation by the Borrowers and any Approved Subsidiary that, as of the date of such Monthly Borrowing Base Certificate or Collateral Certificate with respect to the Overline (1) all material representations and warranties made by the Borrowers and any Approved Subsidiary in this Agreement are true and

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



          correct, unless otherwise disclosed to Bank in writing and approved by Bank, (2) Borrowers or any Approved Subsidiary have not failed to observe any of its undertakings hereunder, and (3) no Event of Default or Default Condition has occurred. Bank will credit the proceeds of all disbursements under the Overline to the Collateral Account. Bank shall not incur any liability to the Borrowers (x) for acting upon any telephonic notice or other oral notice for a requested disbursement that Bank believes in good faith was given by the Controller, the Chief Financial Officer or another officer deemed acceptable to Bank in its sole discretion, or (y) for otherwise acting good faith in disbursing proceeds under the Overline.

          2.3.A. Overline Note. The obligation to repay the Overline is evidenced by the Overline Note.

          2.4.A. Margin Requirement Under Overline. In addition to the limitations set forth in Section 2.1.A. of this Agreement, the aggregate principal amount outstanding at any one time under the Overline as determined by the most recent Collateral Certificate may not exceed the difference of:

          (X) the sum of (i) ninety percent (90%) of the face amount of Borrowers' and any Approved Subsidiary's Eligible Accounts Receivable which are subject to factoring agreements with NationsBanc Commercial Corporation and are acceptable to Bank; plus (ii) eighty percent (80%) of the face value of Borrowers' and any Approved Subsidiary's Eligible Accounts Receivable which are not subject to factoring agreements with NationsBanc Commercial Corporation that are acceptable to Bank; plus
          (iii) fifty percent (50%) of the Value of Borrowers' and any Approved Subsidiary's Eligible Inventory; provided, however, that the aggregate principal amount outstanding under the Revolving Credit Loan and the Overline supported by Borrowers' and any Approved Subsidiary's
          Eligible Inventory shall not exceed, at any one time sixty percent (60%) of the total principal outstanding under the Revolving Credit Loan and the Overline, minus

          (Y) principal outstanding under the Revolving Credit Loan.

          2.5.A. Fees. In consideration of NationsBank extending the Overline, Borrowers shall pay a commitment fee equal to $20,000, which fee shall be due and payable upon the delivery of the Overline Note. Additionally, Borrower further shall pay an "user fee" under the Overline to be assessed and due and payable on October 2, 1998, which fee will equal one-eighth of one percent (0.125%) per annum of the average unused portion of the Overline calculated on a daily basis.

          2.6.A. Termination. This Agreement as it relates to the Overline shall be terminated (a) by Bank or notice to Borrowers at any time in connection with the acceleration pursuant to Section 9.2 hereof; or
          (b) if not sooner demanded, on October 2, 1998. The termination of this Agreement as it relates to the Overline shall in no way effect or impair any right of Bank arising prior thereto or by reason thereof, nor shall any such termination relieve Borrowers of any Obligations under the Overline until all Obligations under the Overline are fully paid and performed, nor shall any such termination effect any right or remedy of Bank arising from any other Obligation. All agreements, warranties and representations of Borrowers shall survive termination.

          2.7.A.   Additional   Provisions.   All   other   terms,   conditions,
          representations, warranties and covenants contained in Article 2 and elsewhere in the Loan

          Agreement, to the extent not in consistent to the express provisions of this Article 2A., shall apply to the Overline.

     (viii) By inserting the following provision at the end of Section 7.1:

     E. Borrowers acknowledge that, immediately preceding the execution of this 1998 Second Amendment and the satisfaction of the conditions contained herein, Events of Default (the "Existing Monetary Defaults") existed under the Loan Documents by virtue of Borrowers failure to make in full the May, 1998 and June, 1998 payments due under the Term Loan and the 1997 Term Loan. Bank hereby waives the Existing Monetary Defaults and the Event of Default (the "July Monetary Default") which would have arisen by virtue of Borrowers' failure to pay in full the July, 1998 payments due under the Term Loan and the 1997 Term Loan. This waiver is expressly limited to the Existing Monetary Defaults and the July Monetary Default, and Bank shall not be obligated to grant any additional waivers related to any other Events of Default or Default Conditions now existing or hereafter arising. Borrowers and Bank acknowledge and agree that in accordance with the terms of the Term Note and the 1997 Term Note, all accrued but unpaid interest is and was due and payable on each of May 12, 1998, June 12, 1998 and July 12, 1998. The principal portion of these scheduled payments have been deferred to the maturity date of the Term Note and the 1997 Term Note, respectively.

     F. Borrowers acknowledge that Bank, without any obligation to do so, previously has honored, from time to time, "overdrafts" presented against the operating accounts of Borrowers. Each of the Borrowers specifically acknowledge and agree that, in consideration of the extension and increase of, the Overline, the waiver of the Existing Monetary Defaults and the July Monetary Default and the other consideration and accommodations provided by Bank, Borrowers' shall not present, and Bank shall be under no obligation to honor, any "overdrafts" presented against any of Borrowers deposit accounts from and after the date hereof. Borrowers specifically release Bank from, and waive any claims Borrowers have or may have, against Bank related to any "overdrafts" and waive any claim Borrowers may have against Bank to honor any "overdrafts" which may arise from and after June 30, 1998.

     G. Borrowers acknowledge that a "Material Default" has occurred as such term is defined in that certain Subordination Agreement (the "Subordination Agreement") dated June 13, 1994 executed by the Davis' and consented to by MCF. As a condition precedent to Bank's obligations hereunder and to provide to Borrowers the financial accommodations set forth herein, the Davis' must execute an Acknowledgement and Agreement Subordination in the form attached hereto as Exhibit A.

     H. Borrowers must notify Bank prior to Borrowers selling or transferring any of Borrowers Inventory having a Value in excess of $1,000,000 in the aggregate (i) at a price below the normal scheduled pricing established by the Borrowers for such Inventory and/or (ii) to any one purchaser or under a common scheme or plan to liquidate such Inventory.

     I. Borrowers acknowledge that a portion of the Inventory included on Borrowers' current Collateral Certificates as Eligible Inventory is stored on real property not owned by any of the Borrowers. Borrowers agree, upon the demand of Bank, to undertake such actions and deliver such documents, including financing statements, insurance certificates and landlord's lien waivers, to Bank to confirm and evidence that such Inventory is properly insured and that Bank has a perfected, first priority security interest in such Inventory.

     J. Borrowers acknowledge and agree that the results of any lien searches and field examinations related to the Borrowers and their assets must be acceptable to Bank in its sole discretion. Borrowers must immediately cause the termination of any financing statements not acceptable to Bank and/or comply with any suggestions or requirements of any field audit.

     K. Borrowers, must deliver to Bank simultaneously with the execution of this 1998 Second Amendment a cash budget for each week commencing on June 30, 1998 through and including October 2, 1998, in form and content acceptable to Bank, outlining Borrowers' projected cash needs and expenses for each such week. Borrowers, from time to time, must update and supplement such budget upon the request of Bank.

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




     L. Borrowers' failure to satisfy any of the requirements set forth in this 1998 Second Amendment upon the demand of Bank or to comply with any terms, conditions and agreements contained in this 1998 Second Amendment or the Loan Documents shall result in an immediate Event of Default under the Loan Agreement, without further notice or cure period.

     M. The Obligations of Borrowers under the Overline shall be secured by a perfected security interest in or lien on any and all of Borrowers' real and personal property pursuant to the Security Documents; the Borrowers hereby grant to Bank such security interests and liens; and the Security Documents are amended as necessary to grant such security interests in favor of Bank.

     N. Except as otherwise modified herein, the Security Documents shall continue to secure the Obligations of the Borrowers, including all payment and performance obligations under the Loans and the Loan Documents and the indemnification obligations set forth in the Loan Documents and this 1998 Second Amendment, or other parties as described therein with the same force and effect as when originally executed. It is intended that this 1998 Second Amendment will not disturb the existing grant and priority of the liens granted pursuant to the Security Documents. To the extent required, the Security Documents are amended as necessary to provide that the Borrowers have and shall continue to grant a security interest in all the real and personal property described in the Security Documents to secure all Obligations and liabilities of Borrowers to Bank under the Loans and the Loan Documents.

     O. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including attorney's fees and court costs) arising from or in any way related to any of the transactions contemplated by this 1998 Second Amendment, any of the Loan Documents, including, but not limited to, any actual or threatened damage or loss arising out of the Subordination Agreement or any claims of the Davis'.

     P. Except as provided herein, the Loan Agreement, the Security Documents and the other Loan Documents shall remain unchanged and in full force and effect.

     Q. All agreements of Borrower contained herein shall survive the execution and delivery of this 1998 Second Amendment, and all representations, warranties and covenants contain in the Loan Agreement and the Loan Documents are true, accurate, satisfied and/or not breached as of the date of this 1998 Second Amendment.

     R. This 1998 Second Amendment shall be governed by and construed in accordance with the laws of the State of South Carolina.

     S. As a condition precedent to Bank's obligations under this 1998 Second Amendment, Borrowers shall pay to Bank a fee with respect to the Overline in the amount of $20,000 and pay all costs and expenses incurred by Bank in connection with the making and closing of this 1998 Second Amendment, including the Bank's legal fees.

     T. Borrowers represent and warrant that they are represented by legal counsel of their choice, are fully aware of the terms contained in this 1998 Second Amendment, the Overline Note and the other Notes and have voluntarily and without coercion or duress of any kind entered into this 1998 Second Amendment, the Overline Note, the other Notes and any documents executed in connection with this 1998 Second Amendment.

     U. Borrowers acknowledge and agree that (A) they have (i) independently reviewed and approved each and every provision of this 1998 Second Amendment, the Overline Note, the other Notes and any and all other documents and items as it or its counsel have deemed appropriate, (ii) entered into this 1998 Second
Amendment and executed this 1998 Second Amendment and the other closing documents, including the Overline Note and the other Notes with the advice of its legal counsel, and (iii) not relied in any way on any representation, warranty, statement of fact or opinion, understanding, disclosure or nondisclosure of the Bank, and have not been induced by the Bank in any way, except for the consideration recited herein, in entering into this 1998 Second Amendment and executing this 1998 Second Amendment and the other closing documents contemplated hereby, including the Overline Note and the Other Notes and (B) the Bank has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in conjunction with this 1998 Second Amendment.

     V. Borrower expressly acknowledges and agrees that the accommodations provided to the Borrowers by the Bank in this 1998 Second Amendment are to allow the Borrowers time to resolve its business affairs and in lieu of Bank enforcing its collection remedies or other rights available to Bank, and Borrowers further acknowledge and agree that Borrowers will not file a petition in bankruptcy during the remainder of the term of the Loans or in response to a collection action brought by Bank or any other creditor of Borrowers; and if any of the Borrowers does file such a petition in bankruptcy, such Borrower agrees to consent to, and to not contest, the lifting of the stay imposed in bankruptcy pursuant to Section 362 of the Bankruptcy Code.

     W. The execution of this 1998 Second Amendment and the Notes shall constitute a renewal and/or amendment and restatement of the Loans evidenced by the Notes and it is the intent of Borrowers and Bank to construe this 1998 Second Amendment and the Notes as such and not as a novation of the Loans or the Notes.

     X. MANDATORY ARBITRATION. ANY CLAIM OR DISPUTE BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR RELATING TO THIS 1998 SECOND AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT
APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS 1998 SECOND AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS 1998 SECOND AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN COLUMBIA, SOUTH CAROLINA AND ADMINISTERED BY ENDISPUTE, INC., DOING BUSINESS AS J.A.M.S./ENDISPUTE ("ENDISPUTE"), WHO WILL APPOINT AN ARBITRATOR; IF ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     (B) RESERVATIONS OF RIGHTS. NOTHING IN THIS 1998 SECOND AMENDMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS 1998 SECOND AMENDMENT; OR
(II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE OR LOCAL LAW; OR (III) LIMIT THE RIGHT OF THE BANK FOLLOWING THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT (A) TO EXERCISE SELF-HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, THE APPOINTMENT OF A RECEIVER, OR THE ATTACHMENT OF ASSETS, OR (D) TO INSTITUTE PROCEEDINGS AGAINST THE BORROWER AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT IN ANY COURT HAVING JURISDICTION. THE BANK MAY EXERCISE SUCH SELF-

HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES OR BRING SUIT BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS 1998 SECOND AMENDMENT OR THE LOAN DOCUMENTS. AT THE OPTION OF THE BANK, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THE EXERCISE OF SELF-HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES NOR THE INSTITUTION OF OTHER PROCEEDINGS SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES. NO PROVISION IN THE DOCUMENTS REGARDING SUBMISSION TO JURISDICTION AND/OR VENUE IN ANY COURT AND/OR WAIVER OF JURY TRIAL IS INTENDED OR SHALL BE CONSTRUED TO BE IN DEROGATION OF THE PROVISIONS IN ANY DOCUMENT FOR ARBITRATION OF ANY CONTROVERSY OR CLAIM.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this 1998 Second Amendment as of the date first above written.

                              [SIGNATURES OMITTED]

                                                             MCF's Taxpayer
                                                         Identification No.
                                                                 57-0879569
                           FOURTH AMENDED AND RESTATED
                                REVOLVING CREDIT
                                 PROMISSORY NOTE

$30,000,000.00
                                                                    June 2, 1998
                                                        Columbia, South Carolina


     FOR VALUE RECEIVED, MARTIN COLOR-FI, INC., a South Carolina corporation ("MCF") for itself and as successor by merger to Custom Colorants, Inc. and Palmetto Spinning Corporation, STAR FIBERS CORP., a special purpose South Carolina corporation ("Star Fibers") and BUCHANAN INDUSTRIES, INC., a South
Carolina corporation ("BI") (MCF, Star Fibers and BI are individually or collectively as the context requires, referred to as "Borrower" or "Borrowers"), jointly and severally, promise to pay to the order of NATIONSBANK, N.A. as successor to NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS) and to NATIONSBANK OF SOUTH CAROLINA, N.A. a national banking association ("Bank") at its offices in Columbia, South Carolina (or at such other place or places as the Bank may designate) the principal sum of up to THIRTY MILLION AND NO/100 DOLLARS
($30,000,000.00) under the terms and conditions of this Fourth Amended and Restated Revolving Credit Promissory Note (the "Note") and in accordance with that certain Fourth Amended and Restated Loan and Security Agreement by and between Borrowers and Bank dated as of September 30, 1997 (as further amended or modified, the "Loan Agreement"). This Note is secured by liens on all of Borrowers' assets pursuant inter alia to various documents and instruments, including, but not limited to, (i) Security Agreements dated as of June 14, 1994 and August 9, 1995 (collectively as amended or modified, the "Security Agreements") (ii) Mortgages, Deeds to Secure Debts, Security Deeds and other instruments dated as of July 14, 1994 and August 9, 1995 (collectively, as amended or modified, the "Mortgage Instruments"); and (iii) other agreements by and between Borrowers and Bank. All of the terms, conditions and covenants of the Loan Agreement, the Security Agreements and the Mortgage Instruments are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement, the Security Agreements, the Mortgage Instruments and other agreements by and between the Borrowers and the Bank. The Bank shall advance funds under the Revolving Credit Loan evidenced by this Note to the Borrowers pursuant to the terms of the Loan Agreement. Any Event of Default under the Loan Agreement is an Event of Default under the terms of this Note.

     Definitions. As used herein:

     "Prime Rate" shall mean the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index or base rate and may or may not at any time be the best or lowest rate charged by Bank on any loan.

All other capitalized terms not otherwise defined in this Note shall have the meaning ascribed to such term in the Loan Agreement.

     Interest. Interest on the principal outstanding evidenced by this Note shall accrue at a fluctuating rate per annum equal to the Prime Rate plus one-half of one-percent (0.50%), with changes in the Prime Rate to be effective as of the date of any such change. Interest shall be calculated on the basis of a 360 day year and actual number of days elapsed.

     Repayment of Principal and Payment of Interest. Principal shall be paid in a single payment on June 2, 1999 and interest on the outstanding principal shall be paid monthly commencing on June 12, 1998 and continuing thereafter on the twelfth (12th) day of each successive month, with a final payment of all accrued but unpaid interest due and payable at the time of payment of principal. Additionally, Borrowers must repay outstanding principal in amounts and under the terms and conditions as set forth in the Loan Agreement.

     Acceleration. If payment of all sums due hereunder is accelerated under the terms of the Loan Agreement or if payment is not made in full at maturity of this Note, the then outstanding principal and all accrued but unpaid interest shall bear interest at the rate provided for hereunder plus four percent (4%) per annum until such principal and interest have been paid in full; provided, however, that in no event shall this or any other provision herein permit the collection of any interest which would be usurious under the law governing this transaction, and if any such interest is collected, the amount above the maximum rate permitted by law shall be deemed to be a principal payment hereunder.

     Prepayment. Borrowers may prepay the Revolving Credit Loan in whole or part without penalty or premium.

     Late Charges. In the event any payment of interest or principal is delinquent more than fifteen (15) days, Borrowers will pay to Bank a late charge of four percent (4%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrowers a right to cure a Default Condition, except as provided in the Loan Agreement. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Agreement.

     Application of Payments. All sums received by the Bank for application to the Revolving Credit Loan may be applied by the Bank to late charges, expenses, costs, interest, principal and other amounts owing to the Bank in connection with the Revolving Credit Loan or any other Loan in the order selected by the Bank in its sole discretion.

     Expenses. In the event this Note is not paid when due at any stated or accelerated maturity, Borrowers jointly and severally will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

     Non-waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a wavier thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any Event of Default or of any of Bank's rights under this Note or the other Loan Documents. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of the Borrowers to Bank in any other respect at any other time.

     Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or the validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     Jurisdiction and Venue. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Borrowers, irrevocably consent to and confer personal jurisdiction on the courts of Richland County, State of South Carolina or the United States courts located within the State of South Carolina, and expressly waive any objections as to venue in any such courts, and agree that service of process may be made on Borrowers by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to their respective addresses. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

     ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS NOTE OR ANY RELATED NOTES OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OR COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCE, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTE MAY BRING AN

ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT THE TIME OF THIS NOTE'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATION; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

     (B) RESERVATION OF RIGHTS. NOTHING IN THIS NOTE SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS NOTE; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS NOTE. NEITHER THE EXERCISE OR SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT TO ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     Bind Effect. This note shall be binding upon and inure to the benefit of Borrowers and Bank and their respective successor, assigns, heirs and personal representatives, provided, however, that no obligations of the Borrowers hereunder can be assigned without prior written consent of Bank.

     NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Amendment and Modification. This Note is intended to be amendment to and restatement of that certain Revolving Credit Promissory Note dated July 14, 1994, that certain Amended and Restated Revolving Credit Promissory Note dated August 9, 1995, that certain Second Amended and Restated Revolving Credit Promissory Note dated December 16, 1996 and that certain Third Amended and Restated Revolving Credit Promissory Note dated as of September 30, 1997, as amended, and it is the intent of the parties that this Note be construed as such and not as a novation.

     IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed under seal as of the day and year first above written.




                              [SIGNATURES OMITTED]